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                         LEASE MODIFICATION AGREEMENT
                         ----------------------------

                              DATED: May 29, 1998

Reference is hereby made to the lease dated December 23rd, 1993 between Earle
W. Kazis Associates, Inc., agent for Earle W. Kazis, Ronald J. Mount and Spring and Americas Associates, as Tenants in Common ("Landlord"), and BoxHill Systems Corporation ("Tenant") for the entire tenth floor, as extended and modified to include a portion of the ninth floor by Lease Extension and Modification Agreement dated July 13, 1995, as further extended and modified to include portions of the eleventh floor by Lease Extension and Modification Agreements dated April 15, 1997 and June 30, 1997, of the building known by street number as 161 Avenue of the Americas, in the borough of Manhattan, City, County and State of New York.

         It is understood and agreed as follows:

1. Effective as of the date hereof, the said lease is modified to include a portion of the eleventh floor (the "Additional Eleventh Floor Premises") as more particularly described and cross-hatched in red on the plan attached hereto and made a part hereof and marked "Exhibit B-2".

2. Effective as of October 1, 1998, Tenant's base rent as shown in the said lease shall be modified to be as follows:

                  10/01/98 - 12/31/99: $608,448.00/annum; 50,704.00/mo.;
                  01/01/00 - 12/31/00:  636,984.00/annum; 53,082.00/mo.;
                  01/01/01 - 12/31/01:  652,140.00/annum; 54,345.00/mo.;
                  01/01/02 - 12/31/02:  627,660.00/annum; 52,305.00/mo.;
                  01/01/03 - 12/31/03:  671,160.00/annum; 55,930.00/mo.;
                  01/01/04 - 12/31/04:  672,372.00/annum; 56,031.00/mo.;
                  01/01/05 - 09/30/07:  699,276.00/annum; 58,273.00/mo.;

Said base rent, as modified, shall be payable in advance without demand therefor, on the first day of each month for the balance of the lease term, in lawful money of the United States, together with, when due or demanded, such other sums as are payable in accordance with said lease, by the Tenant as additional rent.

3. For the purpose of calculating Tenant's "proportionate share" of the "total real estate taxes" as defined in Article Thirty-Eighth of the said lease, Article Thirty-Eighth is hereby modified and Tenant's new total square footage is deemed to be 52,342 and Tenant's new proportionate share is deemed to be 19.68%.

4. For the purpose of calculating Tenant's "pro rata share" of the "operating expenses" as defined in Article Thirty-Ninth of the said lease, Article Thirty-Ninth is hereby modified to provide that the numerator of the pro rata fraction is 52,342.

5. Landlord shall, at its sole cost and expense, purchase and deliver to the Additional Eleventh Floor Premises, a 30-ton air-cooled package air conditioning unit. Tenant, at its sole cost and expense shall power-wire and provide and install ductwork for the unit.

6. Tenant agrees to accept the promises in an "as is" condition, vacant and broom clean, and to alter and remodel the premises for its intended use at the Tenant's sole cost and expense, including the purchase and installation of an electric meter (compatible with the building's system) to measure Tenant's consumption of electricity in the Additional Eleventh Floor Premises.


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7.       Landlord agrees to provide a work allowance to Tenant in the amount of $2,800.00 which Tenant agrees to spend on making improvements to the Additional Eleventh Floor Premises. Such work allowance shall be paid by Landlord to Tenant promptly after all of the following has occurred: (a) completion of all Tenant work in the Additional Eleventh Floor Premises in accordance with Paragraph Fourth of the subject lease, (b) Tenant is open for business and operating in the Additional Eleventh Floor Premises, and (c) Tenant has completed all payments to the contractor.

8. Tenant shall have the right to occupy the Eleventh Floor Premises pursuant to all of the terms and conditions contained in the subject lease agreement, as modified, with no base rent or additional rent payments (other than for the costs of electric power used) attributable to the Additional Eleventh Floor Premises to become due and payable prior to October 1, 1998.

9. Commencing October 1, 1998, Tenant shall no longer pay Landlord for Tenant's pro rata Share of the costs of cleaning the common areas, including lavatories, on the 11th floor of the building. From said date through the date on which the lease shall expire, Tenant shall be responsible for the cleaning of the hallways and lavatories on the Eleventh Floor.

10. Except as modified herein, the said lease is in all respects ratified and confirmed.

11. This Lease Extension and Modification Agreement shall become effective only when it has been signed by a duly authorized representative of each of the parties hereto and delivered, fully executed, by the Landlord to the Tenant.

IN WITNESS WHEREOF, Earle W. Kazis Associates, Inc., agent for Earle W. Kazis, Ronald J. Mount and Spring and Americas Associates, as Tenants in Common, as Landlord, and BoxHill Systems Corporation, as Tenant, have caused this instrument to be executed on the date first above written.


Witness as to Landlord:                  LANDLORD

                                         EARLE W. KAZIS ASSOCIATES, INC.

                                         Agent for

                                         Earle W. Kazis, Ronald J. Mount and
                                         Spring and Americas Associates as
                                         Tenants in Common


/s/ Steven H. Cytryn                     /s/ Charles Rosenbluth
--------------------------------         --------------------------------------
                                         Charles Rosenbluth
                                         Executive Vice President



Witness as to Tenant:                    TENANT
                                         BOXHILL SYSTEMS CORPORATION



/s/ Kenneth W. Pitz                      /s/ Benjamin Monderer
--------------------------------         --------------------------------------
                                         Benjamin Monderer
                                         President